Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

PHI, INC. ANNOUNCES CASH TENDER OFFER

AND CONSENT SOLICITATION

LAFAYETTE, LOUISIANA, June 15, 2018 – PHI, Inc. (The Nasdaq Select Global Market: PHII (voting); PHIIK (non-voting)) (“PHI”) announced today that it plans to commence a cash tender offer (the “Tender Offer”), subject to the terms and conditions to be described in PHI’s Offer to Purchase and Consent Solicitation Statement to be dated June 18, 2018 (the “Offer to Purchase”), to purchase any and all of the $500 million aggregate principal amount of its outstanding 5.25% Senior Notes due 2019 (the “2019 Notes”). The Tender Offer will expire at 12:01 a.m., New York City time, on July 17, 2018 (such date and time, as may be extended or earlier terminated, the “Expiration Time”). PHI intends to purchase the 2019 Notes in the Tender Offer using the net proceeds from PHI’s concurrently-announced private placement of up to $500 million aggregate principal amount of five-year senior secured notes (the “Debt Offering”), which is subject to market and other conditions, together with borrowings under an anticipated new term loan and cash on hand. The Tender Offer, when coupled with the proposed redemption transaction discussed below, and entry into the anticipated new term loan are intended to enable PHI to extend the maturity of its outstanding indebtedness.

PHI is also soliciting consents for proposed amendments to the indenture under which the 2019 Notes were issued (the “Solicitation”) that would eliminate most of the restrictive covenants and certain events of default contained in the indenture. The proposed amendments to the indenture will be set forth in a supplemental indenture and are described in more detail in the Offer to Purchase. The supplemental indenture will not be executed unless and until PHI has received consents from holders of a majority of outstanding principal amount of the 2019 Notes (as determined in the manner described in the Offer to Purchase), and the amendments will not become operative unless and until PHI has purchased these 2019 Notes pursuant to the Offer to Purchase. Holders who tender their 2019 Notes will be deemed to have delivered their consents to the proposed amendments, and holders who deliver their consents will be required to tender their 2019 Notes.

Holders of 2019 Notes that are validly tendered and not validly withdrawn prior to the early tender time of 5:00 p.m., New York City time, on June 29, 2018 (such date and time, as may be extended, the “Early Tender Time”) and accepted for purchase will be entitled to receive in cash total consideration of $1,001.25 per $1,000 principal amount of 2019 Notes validly tendered and accepted for purchase, which includes an early tender payment of $30 per $1,000 principal amount of 2019 Notes, plus any accrued and unpaid interest relating to such purchased 2019 Notes up to, but not including, the initial settlement date, which is currently expected to be July 6, 2018.

Holders of 2019 Notes that are validly tendered after the Early Tender Time, but prior to the Expiration Time, and accepted for purchase will be entitled to receive in cash the tender offer consideration of $971.25 per $1,000 principal amount of 2019 Notes validly tendered and accepted for payment, plus any accrued and unpaid interest relating to such purchased 2019 Notes up to, but not including, the final settlement date, which is currently expected to be July 18, 2018. Holders of 2019 Notes validly tendered after the Early Tender Time and accepted for purchase will not receive an early tender payment. 2019 Notes tendered after the Early Tender Time may not be withdrawn, except in limited circumstances where additional withdrawal rights may be required by law.

PHI will not be obligated to accept for purchase any 2019 Notes pursuant to the Tender Offer unless certain conditions are satisfied, including (i) PHI’s completion of the Debt Offering and entry into a new term loan, or one or more other debt financing transactions, in an amount sufficient, in PHI’s sole discretion, to fund the full amount necessary to purchase all 2019 Notes validly tendered, not validly withdrawn, and accepted, including any early tender payments, accrued interest and related fees and expenses, and (ii) the execution of the supplemental indenture. The Tender Offer and Solicitation are not contingent upon the tender of any minimum principal amount of 2019 Notes. Subject to applicable law, PHI may amend, extend, withdraw or terminate the Tender Offer and Solicitation in its sole discretion.

Assuming the above-described financing transactions are arranged, PHI intends to redeem any 2019 Notes not purchased pursuant to the Tender Offer in accordance with the indenture governing the 2019 Notes, which currently provides for a redemption price of 100% of the principal amount of the 2019 Notes, plus accrued and unpaid interest to, but not including, the redemption date.

In connection with the Tender Offer and Solicitation, PHI has retained UBS Securities LLC to act as the dealer manager and solicitation agent and D.F. King & Co., Inc. to act as the information and tender agent. The complete terms and conditions of the Tender Offer and Solicitation are set forth in the Offer to Purchase. Holders are urged to read the Offer to Purchase carefully. Copies of these documents may be obtained from D.F. King & Co., Inc., at (877) 297-1738 (US toll-free) or from UBS Securities LLC at (888) 719-4210 (US toll-free) and (203) 719-4210 (collect).

This press release is for informational purposes only and shall not constitute, or be deemed to constitute, a notice of redemption of the 2019 Notes or an obligation to issue a notice of redemption under the indenture governing the 2019 Notes. This press release is neither an offer to sell, nor a solicitation of an offer to buy, any of PHI’s securities nor is it a solicitation for acceptance of the Tender Offer.

ABOUT PHI, INC.

PHI, Inc. is one of the world’s leading helicopter services companies, operating over 240 aircraft in over 70 locations around the world. Known industry wide for the relentless pursuit of safe, reliable helicopter transportation, PHI offers services to the offshore Oil and Gas, Air Medical applications, and Technical Services applications around the world. The staff of pilots and maintenance technicians gives the company a great depth in all areas of operation and is composed of highly skilled, dedicated, hardworking and loyal employees. In addition to operations in the United States, the company has operated in 43 foreign countries and continues to operate for customers across the globe. PHI’s Headquarters are in Lafayette, Louisiana USA and PHI employs approximately 2,400 personnel globally.

FORWARD-LOOKING STATEMENTS

All statements other than statements of historical fact contained in this press release are “forward-looking” statements, as defined by (and subject to the “safe harbor” protections under) the federal securities laws. When used herein, the words “anticipates,” “expects,” “believes,” “seeks,” “hopes,” “intends,” “plans,” “projects,” “will” and similar words and expressions are intended to identify forward-looking statements. Forward-looking statements are based on a number of judgments and assumptions as of the date such statement are made about future events, many of which are beyond our control. These forward-looking statements, and the assumptions on which they are based, (i) are not guarantees of future events, (ii) are inherently speculative and (iii) are subject to significant risks, uncertainties. Actual events and results may differ materially from those anticipated, estimated, projected or implied by us in those statements if one or more of these risks or uncertainties materialize, or if our underlying assumptions prove incorrect. All of our forward-looking statements are qualified in their entirety by reference to our discussion of certain important factors that could cause our actual results to differ materially from those anticipated, estimated, projected or implied by us in those forward looking statements.

Factors that could cause our results to differ materially from the expectations expressed in such forward-looking statements include, but are not limited to, the possibility that PHI’s existing noteholders will not be receptive to the Tender Offer and Solicitation; PHI’s ability to consummate the Debt Offering and the other proposed debt refinancing transactions described elsewhere herein on terms that will permit PHI to reduce its short-term debt and otherwise meet its objectives; corporate developments that could preclude, impair or delay the above-described transactions due to restrictions under the federal securities laws; changes in the credit ratings of PHI; changes in PHI’s cash requirements, financial position, financing plans or investment plans; changes in general market, economic, tax, regulatory or industry conditions that impact the ability or willingness of PHI to consummate the above-described transactions on the terms described above or at all; and other risks referenced from time to time in PHI’s filings with the U.S. Securities and Exchange Commission. There can be no assurances that the above-described transactions will be consummated on the terms described above or at all.

Additional factors or risks that we currently deem immaterial, that are not presently known to us, that arise in the future or that are not specific to us could also cause our actual results to differ materially from our expected results. Given these uncertainties, investors are cautioned not to unduly rely upon our forward-looking statements, which speak only as of the date made. PHI undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or developments, changed circumstances, or otherwise. Further, we may make changes to our plans at any time and without notice, based on any changes in the above-listed factors, our assumptions or otherwise.

CONTACTS

PHI, Inc.

Trudy McConnaughhay

Chief Financial Officer and Secretary

337-272-4452